UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

GW PHARMACEUTICALS PLC

(Name of Registrant as Specified In Its Charter)

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note: The following communications were made available by Jazz Pharmaceuticals or its officers through various social media accounts.
Dan Swisher
President and Chief Operating Officer at Jazz Pharmaceuticals
6m
Jazz is excited about this agreement. Both companies are guided by shared values that include integrity, collaboration, passion, innovation and pursuit of excellence, and have cultures where diversity, equity and inclusion are a priority. The transaction will bring together two companies with a significant presence in the United Kingdom, which is expected to remain an important part of the combined enterprise. Important: https://lnkd.in/gP4-QWp
Jazz Pharmaceuticals
63,329 followers + Followed
1d Edited
Today Jazz announced a definitive agreement to acquire GW Pharmaceuticals plc, a global leader in the science, development, manufacturing and commercialization of cannabinoid - based prescription medicines. …see more
“We are joining two teams that share a passion for track record of developing differentiated therapies that advance science and transform the lives of patients. This transaction will combine two global neuroscience companies both focused on critical, unmet patient needs.”
Bruce Cozadd
Chairman and Chief Executive Officer
Jazz Pharmaceuticals
Jazz Pharmaceuticals
Read More
Investor.jazzpharma.com 14min read

Jazz Pharmaceuticals 63329 followers 1d Edited
Today Jazz announced a definitive agreement to acquire GW Pharmaceuticals plc, a global leader in the science, development, manufacturing and commercialization of cannabinoid-based prescription medicines. …see more
We are joining two teams that share a passion for and track record of developing differentiated therapies that advance science and transform the lives of patients.
This transaction will combine two global neuroscience companies both focused on critical, unmet patient needs.
Bruce Cozadd
Chairman and Chief Executive Officer Jazz Pharmaceuticals
Read More
Investor.jazzpharma.com
14min read
Jazz Pharmaceuticals
Robert Iannone
Executive Vice President, Research and Development and Chief Medical Officer …
15m
GW’S novel cannabinoid platform will expand and diversify Jazz’s growing neuroscience pipeline. The collective Jazz and GW teams will bring highly complementary expertise to a pro-forma pipeline of 19 clinical development programs across neuroscience and oncology, including in sleep, epilepsy, movement disorders, psychiatry, hematology and solid tumors. Important:
https://lnkd.in/e9CxUXA